UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 5, 2015

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement .

    On November 5, 2015, TC PipeLines Intermediate Limited Partnership (“TCILP”), a direct subsidiary of TC PipeLines, LP (the “Partnership”) entered into a purchase and sale agreement (the “Purchase Agreement”) with TCPL Portland Inc. (“TCPL Portland”).  Pursuant to the Purchase Agreement, TCILP will acquire a 49.9 percent equity interest in the Portland Natural Gas Transmission System (“PNGTS”) from TCPL Portland for $223 million, subject to certain working capital closing adjustments (the “Acquisition”).  The consideration for the Acquisition is comprised of approximately $188 million in cash and the assumption of approximately $35 million in proportionate PNGTS debt.

The Purchase Agreement (i) provides for additional payments to TCPL Portland ranging from $5 million up to a total of $50 million if pipeline capacity is expanded to certain thresholds during the fifteen year period following the date of closing and (ii) contains customary representations and warranties, covenants and indemnification obligations by the parties.

The transaction is expected to close at the end of 2015, subject to customary closing conditions.

TransCanada Corporation (“TransCanada”) is the ultimate parent company of TC PipeLines GP, Inc. (the “General Partner”), which is the general partner of the Partnership.  The General Partner and the Partnership collectively own 100% of the equity interests in TCILP. TransCanada, through its subsidiaries, will retain an 11.81% interest in PNGTS following the Acquisition.

The purchase price was negotiated between the Partnership and TransCanada. The Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”), composed entirely of independent directors, unanimously recommended approval of the Acquisition to the Board of Directors.  The Conflicts Committee retained legal, market and financial advisors to assist it in evaluating and negotiating the Acquisition.  The Board of Directors unanimously approved the Purchase Agreement and the terms of the Acquisition.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K, and is incorporated herein by reference.

Item 2.02   Results of Operations and Financial Condition .

    On November 6, 2015, TC PipeLines, LP (the “Partnership”) issued a news release (the “news release”) announcing its financial results for the quarter ended September 30, 2015.  A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure .

The disclosure contained in Item 2.02 of this report is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits .

(d)   Exhibits

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Partnership Interest, dated as of November 5, 2015 by and between TCPL Portland Inc., as Seller, and TC PipeLines Intermediate Limited Partnership, as Buyer.*
99.1	News Release of TC PipeLines, LP, dated November 6, 2015.
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*The schedules and exhibits to this agreement, as set forth in the table of contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  November 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Partnership Interest, dated as of November 5, 2015 by and between TCPL Portland Inc., as Seller, and TC PipeLines Intermediate Limited Partnership, as Buyer.*
99.1	News Release of TC PipeLines, LP, dated November 6, 2015.
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*The schedules and exhibits to this agreement, as set forth in the table of contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.